Exhibit 99.1

AMERICAN BANK NOTE HOLOGRAPHICS, INC.

COMPANY CONTACTS:

Kenneth H. Traub

President and Chief Executive Officer

Tel. (609) 632-0800

KTRAUB@ABNH.COM

Mark J. Bonney

Executive Vice President and Chief Financial Officer

Tel. (609) 632-0800

MBONNEY@ABNH.COM

FOR IMMEDIATE RELEASE

AMERICAN BANK NOTE HOLOGRAPHICS, INC. ENGAGES MORGAN KEEGAN AS FINANCIAL ADVISOR

Robbinsville, NJ – May 1, 2007 – American Bank Note Holographics, Inc. (“ABNH” or the “Company”) (OTC Bulletin Board: ABHH), a world leader in the origination, production and marketing of holograms for security applications, today announced that it has retained Morgan Keegan & Company, Inc. as its advisor to review various financial and strategic alternatives to maximize the value of the Company for its shareholders.

The Company noted that there can be no assurance that the exploration of strategic alternatives will result in a transaction. The Company does not intend to disclose developments with respect to the exploration of strategic alternatives unless and until the Board of Directors has approved a specific transaction or course of action.

About American Bank Note Holographics, Inc.

American Bank Note Holographics, Inc. is a world leader in the origination, production, and marketing of holograms. The Company’s products are used primarily for security applications such as counterfeiting protection of transaction cards, identity documents, documents of value, pharmaceuticals and other consumer and industrial products. The Company’s headquarters is in Robbinsville, NJ. For more information, visit www.abnh.com.

ABNH Forward-Looking Statement

Certain statements contained in this release, including without limitation, statements containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar import, constitute “forward-looking statements” within the meaning of the private securities litigation reform act of 1995. Such forward-looking statements are based on current management expectations. Numerous factors, including those disclosed herein, those related to transaction card industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. This release and prior releases are available on the ABNH website at www.abnh.com.

2 Applegate Drive, Robbinsville, New Jersey 08691 Tel. 609-632-0800 • Fax 609-632-0850 • www.abnh.com